Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

Contact:	Robert L. G. White
President and CEO
Phone: 908/206-3700
TRANSTECHNOLOGY ANNOUNCES COMPLETION OF REFINANCING
Union, New Jersey, May 1, 2006 — TransTechnology Corporation (OTC:TTLG) announced today that it has completed the refinancing of its existing credit facility with a new $50.0 million credit facility provided by Wells Fargo Foothill, Inc. and Allied Capital’s senior loan underwriting group, AC Finance LLC. In addition to allowing the company to retire all of its existing debt, the new facility provides working capital for the company’s current and expected future needs. The new credit facility has a maturity of 60 months and provides for a $10.0 million revolving line of credit and term loans totaling $40.0 million. The refinancing will retire approximately $45.0 million of existing debt leaving approximately $5.0 million available for working capital.
Robert L. G. White, President and Chief Executive Officer of the company, said, “We are very pleased to have accomplished this refinancing with Wells Fargo Foothill and AC Finance. The new credit facility, the cost of which is indexed to LIBOR, has allowed us to reduce our blended cost of debt to approximately 8.5% from the 16.0% blended rate of our retired debt. We expect that, based on the amount of debt refinanced, the lower rates of the new facility will save us approximately $3.4 million in annual interest costs, or $.23 per diluted share.”
Mr. White continued, “In connection with the retirement of the old debt, we will recognize a pre-tax charge in the first quarter of fiscal 2007 currently estimated to be $1.3 million, or $.09 per diluted share, related to the write-off of capitalized fees and costs. Costs and fees associated with the refinancing and new debt are estimated at $0.4 million and will be capitalized and expensed over the term of the new financing.”
TransTechnology Corporation (http://www.transtechnology.com) operating as Breeze-Eastern (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including
700 Liberty Avenue • P.O. Box 3300 • Union • New Jersey 07083
Tel. 908.688.2440 • Fax 908.686.7485 • www.transtechnology.com

TransTechnology Corporation	Page 2 of 2
Press Release — Refinancing Completion
May 1, 2006
rescue hoists, cargo hooks and weapons-lifting systems. The company, which employs approximately 180 people at its facility in Union, New Jersey, reported sales of $62.9 million in the fiscal year ended March 31, 2005

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.
Any number of factors could affect future operations and results, including, without limitation competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; the availability of equity and/or debt financing in the amounts and on the terms necessary to support the Company’s future business; interest rate trends; the Company’s ability to provide a trading venue for its shares; determination by the Company to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; and those specific risks that are discussed in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and the Form 10-Q for the third quarter ended December 25, 2005.
The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.
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